Exhibit (d)

LETTERHEAD OF THOMPSON HINE LLP

September 24, 2014

ConvergEx Depositary, Inc. —ADR Department

1633 Broadway, 48th Floor
New York, New York 10019

Re:	Unsponsored American Depositary Receipts for Shares of Common Stock of Sun Art Retail Group Limited

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) that is to be filed with the Securities and Exchange Commission (the “SEC”) by the legal entity created by the American Depositary Receipts (“ADR(s)”) evidencing American Depositary Shares (“ADS(s)”), each ADS representing the right to receive, subject to the terms of the ADR representing such ADS, ten shares of common stock (the “Shares”) of Sun Art Retail Group Limited, a company organized under the laws of Hong Kong. The Registration Statement is being filed for the purpose of registering Five Million (5,000,000) ADSs under the Securities Act of 1933, as amended (the “Securities Act”).

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as “tax advice” (within the meaning given to such term by the U.S. Internal Revenue Service (“IRS”) in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes “tax advice” for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, “tax advice,” such “tax advice” is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code of 1986, as amended, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

Assuming that, at the time of their issuance, the Registration Statement will be effective, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the ADRs and the Registration Statement, will be legally issued and will entitle the registered holders of the ADSs to the rights specified in the applicable ADRs.

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ConvergEx Depositary, Inc. —ADR Department
September 24, 2014

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Very truly yours,

/S/ THOMPSON HINE LLP

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